UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|
Check the appropriate box:
         |_|      Preliminary Proxy Statement                             |_|   Confidential, For Use of the
         |X|      Definitive Proxy Statement                                    Commission Only (as permitted by
         |_|      Definitive Additional Materials                               Rule 14a-6(e)(2)
         |_|      Soliciting Material Pursuant to Rule 14a-12


                            VALENCE TECHNOLOGY, INC.
================================================================================
                (Name of Registrant as Specified in Its Charter)

================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
================================================================================
     (1)  Title of each class of securities to which transaction applies:

================================================================================
     (2)  Aggregate number of securities to which transaction applies:

================================================================================
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
================================================================================
     (4)  Proposed maximum aggregate value of transaction:

================================================================================
     (5)  Total fee paid:

================================================================================
     [_]  Fee paid with preliminary materials:

================================================================================
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)______Amount previously paid:

================================================================================
     (2)  Form, Schedule or Registration Statement No.:

================================================================================
     (3)  Filing party:

================================================================================
     (4)  Date filed:

================================================================================

                            VALENCE TECHNOLOGY, INC.
              _____________________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              _____________________________________________________



TIME.................................................                  9:00 a.m. Central Time on Wednesday,
                                                                       November 9, 2005

PLACE................................................                  Valence Technology, Inc.
                                                                       6504 Bridge Point Parkway
                                                                       Suite 415
                                                                       Austin, Texas 78730

ITEMS OF BUSINESS....................................                  (1) To elect five members of the Board
                                                                           of Directors.

                                                                       (2) To transact such other business as may
                                                                           properly come before the meeting and any
                                                                           adjournment or postponement.

RECORD DATE..........................................                  You can vote if, at the close of business on
                                                                       September 15, 2005, you were a stockholder
                                                                       of the Company. It is anticipated that the 2005
                                                                       Annual Report and this Proxy Statement and the
                                                                       accompanying proxy card will be mailed to
                                                                       stockholders commencing on or about October
                                                                       12, 2005.

PROXY VOTING.........................................                  All stockholders are cordially invited to attend
                                                                       the Annual Meeting in person. However, to ensure
                                                                       your representation at the Annual Meeting, you
                                                                       are urged to vote promptly by signing and returning
                                                                       the enclosed proxy card or, if you hold your
                                                                       shares in street name, by accessing the World Wide
                                                                       Web site indicated on the voting instructions
                                                                       accompanying  your proxy card to vote via the Internet.



October 6, 2005                                               /s/ James R. Akridge
                                                              -------------------------------------------------
                                                              James R. Akridge
                                                              President and Chief Executive Officer

VALENCE TECHNOLOGY, INC.
                                                       6504 Bridge Point Parkway
PROXY STATEMENT                                              Austin, Texas 78730
--------------------------------------------------------------------------------

These proxy materials are delivered in connection with the solicitation by the Board of Directors (referred to as the Board) of Valence Technology, Inc., a Delaware corporation (referred to as the Company, we or us), of proxies to be voted at our Annual Meeting of Stockholders for the fiscal year ended March 31, 2005 and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Stockholders on Wednesday, November 9, 2005, beginning at 9:00 a.m. Central Time. The meeting will be held at our principal executive offices, located at 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730.

This Proxy Statement and form of proxy are being mailed to stockholders commencing on or about October 12, 2005. Our 2005 Annual Report, which is not part of the proxy solicitation materials, is enclosed.

STOCKHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on September 15, 2005, are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities entitled to vote at the Annual Meeting. As of September 15, 2005, there were 89,670,428 shares of our common stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at our principal executive offices, between the hours of 9:00 a.m. and 5:00 p.m., for 10 days prior to the Annual Meeting.

PROXIES. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submission of the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. All street name stockholders also can vote by proxy via the Internet. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board.

INTERNET VOTING. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see how they may vote via the Internet. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

QUORUM. The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

ITEM 1: ELECTION OF DIRECTORS

Item 1 is the election of five members of our Board. Our Second Amended and Restated Bylaws provide that the number of directors constituting the Board shall be between four and seven, to be fixed by the Board from time to time. The Board has currently fixed the number of directors at five.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board proposes the election of the following nominees as directors:

             Carl E. Berg                          James R. Akridge
         Vassilis G. Keramidas                      Bert C. Roberts
            Alan F. Shugart

If elected, the foregoing five nominees are expected to serve until the 2006 Annual Meeting of Stockholders. The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees and certain executive officers and significant employees are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth certain information with respect to our directors, officers and significant employees as of September 15, 2005. The following persons serve as our directors:


DIRECTORS                                          AGE                    PRESENT POSITION
---------                                          ---                    ----------------
Carl E. Berg (2).............................       68    Director and Chairman of the Board
James R. Akridge.............................       58    Director
Vassilis G. Keramidas (1)....................       67    Director
Bert C. Roberts (1)..........................       63    Director
Alan F. Shugart (1)(2).......................       74    Director

(1)      Member of the Audit Committee
(2)      Member of the Compensation Committee

The following persons serve as our executive officers:

EXECUTIVE OFFICERS                                 AGE                    PRESENT POSITION
------------------                                 ---                    ----------------
James R. Akridge............................        58    President and Chief Executive Officer
Dean Bogues.................................        47    President of the Americas and Europe
Thomas F. Mezger............................        53    Chief Financial Officer and Assistant Secretary
Roger A. Williams...........................        58    General Counsel and Assistant Secretary



Our executive officers are appointed by and serve at the discretion of the Board. There are no family relationships between any director and any executive officer.

CARL E. BERG. Mr. Berg helped found us, has served on the Board since September 1991 and currently serves as the Chairman of the Board. Mr. Berg is a major Silicon Valley industrial real estate developer and a private venture capital investor. Mr. Berg also serves as the Chairman of the Board, Chief Executive Officer and director of Mission West Properties, Inc., a real estate investment company; and as a director of Monolithic Systems, Inc., and Focus Enhancements, Inc. Mr. Berg holds a Bachelor of Arts degree in Business Administration from the University of New Mexico, Albuquerque.

JAMES R. AKRIDGE. Dr. Akridge joined us in July 2005 as our President and Chief Executive Officer and a director. From November 1999 to July 2005 Dr. Akridge served as Chief Technology Officer for Sion Power Corporation (Sion), makers of rechargeable lithium sulfur batteries, where he had responsibility for all research and development operations, global intellectual property licensing, technology partnerships and joint ventures. Prior to Sion, Dr. Akridge worked for 20 years at Energizer Holdings, Inc., a battery manufacturer. Dr. Akridge held various management positions at Energizer in research, development and operations, highlighted by the successful transition of a lithium-ion technology from the laboratory to production and managing the transfer of various technologies to the Asia-Pacific region. Dr. Akridge holds bachelor's and master's degrees in chemistry from California State University-Fresno and a Ph.D. in electrochemistry from University of California-Santa Barbara. He also has postdoctoral research experience in x-ray crystallography at the University of Colorado-Boulder.

VASSILIS G. KERAMIDAS. Dr. Keramidas joined us as a director in August 2004. Dr. Keramidas currently serves as the Managing Director of Keramidas International Associates, LLC, which provides consulting services in connection with the generation, management, commercialization and disposition of intellectual property, technology commercialization and strategic research planning, and as a director of Twenty First Century Battery, LTD. From 1997 to 2003, Dr. Keramidas served as Vice President of Formative Technologies at Telcordia Technologies (formerly Bellcore) where he launched the company's first international commercialization effort, and from 1984 to 1997, he served in Director and Executive Director of Research positions with Bellcore. Prior to that, Dr. Keramidas worked as a Researcher and Research Director at Bell Laboratories from 1973 to 1983. Dr. Keramidas holds a Bachelor's Degree in Physics from Rockford College, a Bachelor's Degree in Electrical Engineering from the University of Illinois, a Master's Degree in Physics from John Carroll University and a Ph.D. in Solid State Science (Applied Physics) from the Materials Research Laboratory of Pennsylvania State University. For his contributions to his field and his technical leadership, Dr. Keramidas has been elected a Fellow of the Institute of Electrical and Electronic Engineers.

BERT C. ROBERTS, JR. Mr. Roberts originally joined us as a director in 1992 and served until 1993 prior to rejoining us as a director in 1998. Mr. Roberts served as the Outside Chairman of WorldCom, Inc. from 1998 until December 2002. On July 21, 2002, WorldCom, Inc. and substantially all of its active U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. Mr. Roberts served as Chairman of MCI, a telecommunications company from 1996 until 1998, Chairman and Chief Executive Officer from 1992 to 1996, and Chief Executive Officer in 1991 after having served as President and Chief Operating Officer since 1985. Mr. Roberts serves on the board of the Prostate Cancer foundation and is on the advisory board of several high tech companies. Mr. Roberts holds a Bachelor of Science degree in Engineering from Johns Hopkins University.

ALAN F. SHUGART. Mr. Shugart joined us as a director in March 1992. Mr. Shugart is the Chairman, President and Chief Executive Officer of Al Shugart International, a venture capital and public relations company that he established in 1998. Mr. Shugart was the Chief Executive Officer and a director of Seagate Technology, Inc., a technology development and manufacturing company, since its inception in 1979 until July 1998. Mr. Shugart also served as Seagate's President from 1979 to 1983 and from September 1991 to July 1998. Additionally, Mr. Shugart served as Chairman of the Board of Seagate from 1979 until September 1991, and from October 1992 to July 1998. Mr. Shugart currently serves as a director of Sandisk Corporation (a manufacturer of digital flash memory chips) and Cypress Semiconductor Corporation (a provider of high-performance solutions for personal, network access, enterprise, metro switch and core communications-system applications). Mr. Shugart holds a Bachelor of Science degree in Engineering - Physics from the University of Redlands.

DEAN BOGUES. Mr. Bogues joined us in December 2004 and serves as our President of the Americas and Europe. From 1999 to 2004 Mr. Bogues served as Director of Enterprise Sales for Dell Inc., a computer and peripherals company, where he directed sales of server and storage products in the government, education, and healthcare markets. From 1993 to 1999 Mr. Bogues was General Manager of the Datacenter Solutions Division for American Power Conversion Corp., a manufacturer of uninterruptible power supplies, where he built and led a new worldwide business consisting of industry breakthrough modular, fault-tolerant, network-managed power protection systems. From 1979 to 1993 Mr. Bogues served in various positions with Hewlett-Packard, a computer and electronics company. Mr. Bogues holds a Bachelor of Science in Electrical Engineering from Worcester Polytechnic Institute.

THOMAS F. MEZGER. Mr. Mezger joined us in September 2005 and serves as our Chief Financial Officer and Assistant Secretary. Mr. Mezger served as Controller-Asia Pacific for Precision Castparts Corporation/Cooper Cameron Corporation, a supplier for the aerospace, oil and gas, water treatment and chemical industry from January 2003 through April 2005. Headquartered in Kuala Lumpur, Mr. Mezger was responsible for the accounting and finance of subsidiaries of Precision Castparts in Malaysia, Singapore, and China including the implementation of Sarbanes-Oxley compliance programs. From January 2002 through June 2002, Mr. Mezger served as Vice President and Chief Financial Officer at MCK Communications Inc., Lewisville, Texas, a company that sold and serviced equipment for the telecom industry. From 1998 to 2002, Mr. Mezger served as Vice President of Operations and Chief Financial Officer of Enhanced Messaging Systems, Inc., a wireless and satellite networking equipment manufacturer in Southlake, Texas, where he was responsible for production and financial operations. Mr. Mezger started his career at Motorola, Inc., where he spent more than 18 years in the U.S. and Hong Kong, involved in or managing various aspects of accounting, finance, credit, collection, policies and procedures, and sales order processing.

ROGER WILLIAMS. Mr. Williams joined us in April 2001 and serves as our General Counsel and Assistant Secretary. Mr. Williams has been a practicing intellectual property attorney for 27 years, having practiced in both private and corporate positions. From 1991 to 2001, Mr. Williams served as Chief Patent Counsel and Associate General Counsel for the pharmaceutical company G.D. Searle & Co. Mr. Williams has his Juris Doctorate degree from Drake University Law School and a Bachelor of Science degree in Chemistry from Western Illinois University. He is a member of the California and Indiana Bars.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
-----------------------------------------------------

DIRECTOR INDEPENDENCE. Our Board is comprised of a majority of independent directors. Carl E. Berg, Vassilis G. Keramidas, Bert C. Roberts and Alan F. Shugart are independent directors as defined in the Nasdaq listing standards.

MEETINGS AND COMMITTEES. The Board held ten meetings during fiscal 2005 and acted four times by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. It currently does not have a Nominating Committee. Each director attended 75% or more of all the meetings of the Board and those committees on which he served in fiscal 2005.

AUDIT COMMITTEE

The Audit Committee currently consists of Vassilis G. Keramidas, Bert C. Roberts and Alan F. Shugart. Each of Messrs. Keramidas, Roberts and Shugart is an independent director within the meaning of the applicable Nasdaq listing standards and SEC rules.

The Audit Committee recommends the engagement of our registered independent public accounting firm, reviews the scope of the audit to be conducted by the registered independent public accounting firm and periodically meets with the registered independent public accounting firm and our Chief Financial Officer and Vice President of Finance to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board. The Charter is attached as Appendix A to our Definitive Proxy Statement on Form 14A filed with the Securities and Exchange Commission on September 30, 2004. The Audit Committee held four meetings during fiscal 2005.

On behalf of the Board, the Audit Committee is responsible for providing an independent, objective review of our auditing, accounting and financial reporting process, public reports and disclosures, and system of internal controls regarding financial accounting. Messrs. Roberts and Shugart qualify as financially sophisticated audit committee members as required by the applicable Nasdaq listing standards. We currently do not have a financial expert on our audit committee. The Board has determined that the Audit Committee can satisfactorily discharge the duties and responsibilities of the committee.

COMPENSATION COMMITTEE

The Compensation Committee currently consists of Carl E. Berg and Alan F. Shugart. Each of Messrs. Berg and Shugart is independent within the meaning of the applicable Nasdaq listing standards. The Compensation Committee is responsible for considering and making recommendations to the Board regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans. The Compensation Committee did not meet during fiscal 2005.

DIRECTOR NOMINATIONS

We do not have a standing nominating committee. Our Board does not believe that it is necessary for us to have a standing nominating committee because we have a relatively small board and our independent directors will serve in the capacity of a nominating committee when necessary. All of our directors participate in the consideration of director nominees. However, consistent with applicable Nasdaq listing standards, each director nominee must be selected or recommended for the Board's selection by a majority of the independent directors of our Board. We currently do not have a charter or written policy with regard to the nomination process. In considering candidates for directorship, the Board considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Board does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.

Our Board may employ a variety of methods for identifying and evaluating nominees for director, including stockholder recommendations. The Board regularly assesses its size, the need for particular expertise on the Board and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Board will consider various potential candidates for director who may come to the Board's attention through current Board members, professional search firms or consultants, stockholders or other persons. The Board may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year. The Board does not evaluate candidates differently based on who made the recommendation for consideration.

Stockholders who wish to recommend a nominee for election as director at an annual stockholder meeting must submit their recommendations at least 120 calendar days before the date that our Proxy Statement is released to stockholders in connection with the previous year's annual meeting of stockholders. Stockholders may recommend candidates for consideration by the Board by writing to our Secretary at 6504 Bridge Point Parkway, Austin, Texas 78730, giving the candidate's name, age, business and residence contact information, biographical data, including the principal occupation or employment of the candidate, qualifications, the class and number of our shares, if any, beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (naming them) pursuant to which the nominations are to be made by the stockholder and any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as director also must provide his, her or its name and address, as they appear in our books, the number and class of shares beneficially owned by such stockholder and any other information that is required to be provided by the stockholder pursuant to our Second Amended and Restated Bylaws and Regulation 14A under the Exchange Act.

POLICY ON ATTENDING THE ANNUAL MEETING. We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. At our 2004 Annual Meeting of Stockholders, one of five directors then in office was in attendance.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS. Stockholders may communicate with the Board by sending a letter to the Board of Directors of Valence Technology, Inc., c/o Office of the Secretary, 6504 Bridge Point Parkway, Austin, Texas 78730. All communications must contain a clear notation indicating that they are a "Stockholder-Board Communication" or "Stockholder-Director Communication," and must identify the author as a stockholder. The office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to our company or our business, or is similarly inappropriate. The office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

DIRECTORS' COMPENSATION. Our non-employee directors are eligible to receive cash compensation of $1,000 for each regularly scheduled Board meeting and are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Directors who are employees do not receive separate compensation for their services as directors, but are eligible to receive stock options under our 2000 Stock Option Plan.

Each of our non-employee directors receives stock option grants pursuant to the 1996 Non-Employee Directors' Stock Option Plan or 2000 Stock Option Plan. Only non-employee directors or an affiliate of those directors as defined in the Internal Revenue Code of 1986, as amended, which we refer to as the Code, are eligible to receive options under the 1996 Non-Employee Directors' Stock Option Plan. The plan provides that new directors will receive initial stock options to purchase 100,000 shares of common stock upon election to the Board. The per share exercise price for these options will be the fair market value of a share of our common stock on the day the options are granted. These options will vest in equal quarterly installments over four years. A director who had not received options upon becoming a director, received stock options to purchase 100,000 shares on the date of the adoption of the Directors' Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During the fiscal year ended March 31, 2005, the Compensation Committee consisted of Messrs. Shugart and Berg. Neither of them is an employee or a former employee of ours. During fiscal 2005, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Compensation Committee of our Board.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth, as to our Chief Executive Officer and each of our other four most highly compensated executive officers whose compensation exceeded $100,000 during fiscal 2005 (referred to as the named executive officers), information concerning all compensation paid for services to us in all capacities for each of the three years ended March 31 indicated below.

                                                           ANNUAL COMPENSATION
                                                           --------------------              LONG-TERM
                                                                                        COMPENSATION AWARDS
                                                                                        -------------------

                                                                                       SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION           FISCAL YEAR         SALARY          BONUS               OPTIONS
---------------------------           -----------         ------          -----               -------

Stephan B. Godevais (1)                   2005          $500,000        $        -                    50,000
Chairman of the Board,                    2004          $500,000        $        -                         -
President and                             2003          $500,000        $        -                   350,000
Chief Executive Officer                                                 $        -

Joseph F. Lamoreux (2)                    2005          $230,000        $        -                   100,000
Chief Operating Officer                   2004          $202,308        $        -                    50,000
                                          2003          $200,000        $        -                   195,000

Kevin W. Mischnick (3)                    2005          $150,000        $        -                    75,000
Vice President of Finance                 2004          $147,115        $        -                         -
                                          2003          $135,000        $   33,750                    74,652

Roger A. Williams                         2005          $180,000        $        -                   100,000
General Counsel                           2004          $180,000        $        -                         -
and Assistant Secretary                   2003          $180,000        $        -                    83,334

------------
(1) Mr. Godevais resigned as our President and Chief Executive Officer on July 13, 2005 and resigned as our Chairman of the Board on August 3, 2005. On July 13, 2005, Dr. James R. Akridge was hired as our President and Chief Executive Officer. Dr. Akridge's will receive an annual salary of $250,000 in fiscal 2006. Dr. Akridge was granted options to purchase 1,000,000 shares of our common stock in connection with his hire.

(2)  Mr. Lamoreux resigned as our Chief Operating Officer on June 13, 2005.

(3) Mr. Mischnick resigned as our principal accounting officer and Assistant Secretary on September 13, 2005. Mr. Thomas F. Mezger was hired as our Chief Financial Officer and Assistant Secretary on September 9, 2005 and will receive an annual salary of $185,000 for fiscal 2006. Mr. Mezger was granted options to purchase 175,000 shares of our common stock in connection with his hire.


                        OPTION GRANTS IN LAST FISCAL YEAR

The following table shows for the fiscal year ended March 31, 2005, certain information regarding options granted to, exercised by and held at year-end by the named executive officers:


                                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                                     ASSUMED ANNUAL RATES OF STOCK
                                                                                                     PRICE APPRECIATION FOR OPTION
                                                                                                               TERM (2)
                                                     INDIVIDUAL GRANTS
                              -----------------------------------------------------------------    ---------------------------------
                                                   PERCENT OF
                               NUMBER OF             TOTAL
                               SECURITIES           OPTIONS
                               UNDERLYING          GRANTED TO      EXERCISE
                                OPTIONS            EMPLOYEES       FOR BASE
                              GRANTED (#)          IN FISCAL       PRICE          EXPIRATION
NAME                                                YEAR (1)        ($/SH)           DATE              5%                10%
--------------------------    -------------       -------------    ----------    --------------    -----------    ------------------
Stephan B. Godevais(3)           50,000              2.86%           $3.35        11/16/2014       $105,340           $266,952
Joseph F. Lamoreux(4)            50,000              2.86%           $3.34        6/29/2014        $105,026           $266,255
                                 50,000              2.86%           $3.35        11/16/2014       $105,340           $266,952
Kevin W. Mischnick(5)            40,000              2.28%           $3.34        6/29/2014        $ 84,021           $212,924
                                 35,000              1.99%           $3.35        11/16/2014       $ 73,738           $186,867
Roger A. Williams                30,000              1.70%           $3.34        6/29/2014        $ 63,015           $159,693
                                 20,000              1.14%           $3.35        11/16/2014       $ 42,136           $106,780
                                 20,000              1.14%           $3.32        12/22/2014       $ 41,759           $105,824

-----------------

(1) Options to purchase an aggregate of 1,756,994 shares were granted to employees in fiscal year 2005.

(2) The potential realizable value is calculated based on the term of the option at its time of grant, 10 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of our common stock.

(3) Mr. Godevais resigned as our President and Chief Executive Officer on July 13, 2005 and resigned as our Chairman of the Board on August 3, 2005.

(4)  Mr. Lamoreux resigned as our Chief Operating Officer on June 13, 2005.

(5) Mr. Mischnick resigned as our principal accounting officer and Assistant Secretary on September 13, 2005.




                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR, AND FISCAL YEAR END OPTION VALUES

The following table shows (i) the number of shares acquired and value realized from option exercises by each of the named executive officers during the fiscal year ended March 31, 2005 and (ii) the number and value of the unexercised options held by each of the named executive officers on March 31, 2005:


                                                           NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN-THE-MONEY
                                                         UNEXERCISED OPTIONS AT FISCAL YEAR             OPTIONS AT FISCAL YEAR
                                                                       END (#)                               END ($)(1)
                                                         ------------------------------------    -----------------------------------
                              SHARES         VALUE        EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
                              ACQUIRED       REALIZED
                                 ON             ($)
                              EXERCISE
                                 (#)
NAME
--------------------------    -----------    -----------    ---------------    -----------------    --------------     -------------
Stephan B. Godevais (2)          - -            - -          1,645,092            255,208            $238,875            $121,125
Joseph F. Lamoreux (3)           - -            - -            360,720            209,580            $149,283            $ 97,217
Kevin W. Mischnick               - -            - -            173,623             96,329            $ 85,445            $ 38,480
Roger A. Williams                - -            - -            184,312             89,322            $ 90,291            $ 37,166

------------

(1) Based on the last reported sales price of our common stock on the Nasdaq SmallCap Market on March 31, 2005 ($3.07), less the exercise price of the options multiplied by the number of shares underlying the option.

(2) Mr. Godevais resigned as our President and Chief Executive Officer on July 13, 2005 and resigned as our Chairman of the Board on August 3, 2005.

(3)  Mr. Lamoreux resigned as our Chief Operating Officer on June 13, 2005.

(4) Mr. Mischnick resigned as our principal accounting officer and Assistant Secretary on September 13, 2005.




                            EQUITY COMPENSATION PLANS

The following table summarizes information about the equity securities authorized for issuance under our compensation plans as of March 31, 2005. For a description of these plans, please see Note 15, Stockholders' Equity (Deficit), in our consolidated financial statements attached to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on June 14, 2005


                                           Number of Securities        Weighted average         Number of securities
                                            to be issued upon          exercise price of         remaining available
                                               exercise of           outstanding options,        for future issuance
                                           outstanding options,       warrants and rights           under equity
            Plan Category                  warrants and rights                                   compensation plans
--------------------------------------    -----------------------    ----------------------     ----------------------
Equity compensation plans approved              9,228,153                    $4.53                    1,915,009
by security holders
Equity compensation plans not                   1,925,000                    $6.45                        -
approved by security holders (1)
--------------------------------------    -----------------------    ----------------------     ----------------------
Total                                           11,153,153                   $4.87                    1,915,009
--------------------------------------    -----------------------    ----------------------     ----------------------

--------------
(1) Options to purchase 1,500,000 shares were granted to Stephan Godevais in May 2001 pursuant to his employment agreement. The exercise price of his options is $6.52 and they vest over four years. Twenty-five percent (25%) of the options vested in May 2002 and the remainder vest in 12 equal quarterly installments during the term of his employment (1,500,000 shares vested as of July 13, 2005 the date his employment ended). The vesting accelerates and become immediately exercisable on the date of a change of control of the Company (or if he has been terminated without good cause or resigned for good reason). Options to purchase 225,000 shares were granted to Joseph Lamoreux in June 2001 pursuant to his employment offer letter. The exercise price of his options is $7.18 and they vest over four years. Twenty-five percent (25%) of the options vested in June 2002 and the remainder vest in 12 equal quarterly installments during the term of his employment (225,000 shares vested as of June 13, 2005 the date his employment ended).


EMPLOYMENT AGREEMENTS

DR. JAMES R. AKRIDGE - CHIEF EXECUTIVE OFFICER

Effective July 13, 2005, we entered into an employment agreement with James R. Akridge pursuant to which we retained Dr. Akridge as President and Chief Executive Officer at a salary of $250,000 per year. The Board reviews his salary on January 1 of each year and may (in its sole discretion) increase, but not decrease, his salary. Under his employment agreement, we granted Dr. Akridge stock options to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $2.99 per share. 100,000 options vested on July 13, 2005, 25% of the remaining options vest on the first anniversary of his employment with the Company with the remaining 75% to vest quarterly over the three years thereafter.

We agreed to nominate Dr. Akridge to the Board for the entire period of his employment as President and Chief Executive Officer and to use our best efforts to cause our stockholders to cast their votes in favor of his continued election to the Board. Dr. Akridge agreed to resign from the Board when he no longer serves as President and Chief Executive Officer.

Dr. Akridge is entitled to a lump sum payment of $125,000 and continued group health insurance coverage for six months following termination if within the first two years of the employment agreement renewal any of the following occurs:

     o A liquidation or change in control occurred (excluding an acquisition by Carl Berg or his affiliated companies of more than 50% of our voting stock, which will not constitute a change of control);

     o We terminate Dr. Akridge's employment for any reason other than for cause; or

THOMAS MEZGER - CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY

Effective September 9, 2005, we entered into an employment agreement with Thomas Mezger pursuant to which we retained Mr. Mezger as Chief Financial Officer at a salary of $185,000 per year. The Board reviews his salary annually on January 1 and may, at its sole discretion, increase, but not decrease, his salary. Under his employment agreement, we granted Mr. Mezger stock options to purchase an aggregate of 175,000 shares of common stock at an exercise price of $2.77 per share. The options vest 25% on the first anniversary of his employment with the Company with the remaining 75% to vest quarterly over the three years thereafter. Mr. Mezger is entitled to a lump sum payment of $46,250 and if we termination terminate Mr. Mezger's employment for any reason other than for cause.

DEAN F. BOGUES - PRESIDENT OF THE AMERICANS AND EUROPE

On January 4, 2005, the company appointed Dean F. Bogues to serve as Vice President of Sales and Marketing. In July, 2005 Mr. Bogues was appointed as the company's President of the Americas and Europe. Under the terms of Mr. Bogues' employment agreement he will receive an annual salary of $200,000 per year and is eligible for a bonus under a sales incentive compensation program with a target bonus payment of 50% of his annual base salary. Mr. Bogues also received stock options to purchase 220,000 shares of the Company's common stock at an exercise price of $3.21 per share, vesting over a period of four years. Under the terms of his agreement, if within the first 24 months following his initial start date, any of the following events occur:

     o A liquidation or a change of control (excluding an acquisition by Carl Berg or an affiliate company of more than 50% of our voting stock, which will not constitute a change of control)

     o the Company terminates Mr. Bogues' employment for any reason other than for Good Cause(as defined in the employment agreement), or

     o Mr. Bogues resigns for Good Reason (as defined in the employment agreement)

Mr. Bogues is entitled to a lump sum payment of $100,000 and continued group health insurance coverage or paid COBRA coverage for six months following termination of resignation.

We have employment offer letters with Roger A. Williams, our General Counsel and Assistant Secretary, and Kevin Mischnick, our Vice President of Finance, that stipulate the initial salaries of these officers and the number of options to which such officer was initially entitled. Each letter specifies that either the officer or us, with or without cause, may terminate the employment at any time.

REPORT OF AUDIT COMMITTEE
-------------------------

     THE INFORMATION IN THIS AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

The Audit Committee of the Board consists of Messrs. Keramidas, Roberts and Shugart.

The Audit Committee has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter periodically and recommends any changes to the Board for approval.

The Audit Committee recommended to the Board that our financial statements be included in our Annual Report. The Committee took a number of steps in making this recommendation:

     o The Audit Committee met with the registered independent public accounting firm, both with and without management present, to discuss the results of its audit, its evaluation of the Company's internal accounting controls and the overall quality of the Company's financial reporting;

     o The Audit Committee reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles and the reasonableness of significant judgments;

     o The Audit Committee discussed with the registered independent public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss. 380), as may be modified or supplemented; and

     o The Audit Committee received the written disclosures and the letter from the registered independent public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee), as may be modified or supplemented, and discussed with the registered independent public accounting firm its independence.

Based on the review and discussions with the registered independent public accounting firm concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our 2005 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.


                                                         Audit Committee

                                                         VASSILIS G. KERAMIDAS
                                                         BERT C. ROBERTS
                                                         ALAN F. SHUGART

REPORT OF COMPENSATION COMMITTEE

     THE INFORMATION IN THIS COMPENSATION REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

The Compensation Committee of the Board (referred to as the Committee) consists of Messrs. Berg and Shugart, neither of whom is an employee or an officer of ours. It is the responsibility of the Committee to establish and administer our policies governing employee compensation and to administer our employee benefits plans, including our 1990 Stock Option Plan, the 1997 Non-Officer Employee Stock Option Plan, as amended, and the 2000 Plan (collectively referred to as the Plans). The Committee evaluates the performance of management, determines compensation policies and levels, and makes decisions concerning salaries and incentive compensation.

Our executive compensation program is designed to attract and retain executives capable of leading us in pursuit of our business objectives and to motivate them in order to enhance long-term stockholder value. Long-term equity compensation also is used to harmonize the interests of management and stockholders. The main elements of the program are competitive pay and equity incentives. Annual compensation for our executive officers historically consists of two elements: cash salary and stock options. We do not have a management bonus plan; however, it is expected that as we make further progress in achieving the goals of its strategic business plan, the Committee will recommend the institution of a bonus plan as well.

The Committee considers a variety of individual and corporate factors in assessing our executive officers and making informed compensation decisions. These factors include each officer's contributions to our business objectives, the compensation paid by comparable companies to employees in similar situations, and, most importantly, our progress towards our long-term business objectives. When determining compensation for executive officers, the Committee looks to the following measures in evaluating our progress: (i) the acquisition and management of capital to allow us to complete development and ultimately realize significant revenues, (ii) the recruitment and retention of officers and other important personnel, (iii) the progress of our product development program, and (iv) the evolution of manufacturing capability. The factors that are used by the Committee in evaluating the compensation of the Chief Executive Officer are no different from those that are used to evaluate the compensation of other executives.

Compensation of our previous President and Chief Executive Officer, Mr. Godevais, was evaluated by the Compensation Committee based on the criteria outlined above for all of our other executive officers, including his contributions for the prior year, his success in managing and motivating our employees, as well as the desire to offer a competitive salary. The Committee set Mr. Godevais annual compensation, including salary and option grants, for fiscal 2005, at a level they believe was competitive with that of other Chief Executive Officers at other companies in the same industry and with the same level of experience. Mr. Godevais` salary and option grants were set at a level the Committee believed would properly motivate and retain Mr. Godevais as Chief Executive Officer. As provided in Mr. Godevais' May 2001 employment agreement, the Committee approved an annual base salary of $500,000 and a grant of stock options to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $6.52 per share, vesting over a period of four years. Consistent with the philosophy of the Compensation Committee, for fiscal 2005, Mr. Godevais' salary remained at $500,000 and he did not receive a cash bonus.

In connection with his hire as our President and Chief Executive Officer, the Compensation Committee set Dr. Akridge's annual compensation, including salary and option grants, at a level they believe was competitive with that of other Chief Executive Officers at other companies in the same industry and with the same level of experience. Dr. Akridge `s salary and option grants were set at a level the Committee believed would properly induce Dr. Akridge to accept employment with the Company and motivate him as Chief Executive Officer. As provided in Dr. Akridge's July 2005 employment agreement, the Compensation Committee approved an annual base salary of $250,000 and a grant of stock options to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $2.99 per share. Options to purchase 100,000 shares of common stock vested on the date of Dr. Akridge's hire with the remaining options vesting over a period of four years.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION.

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. To be considered "performance-based compensation," the grant must be made by a committee of outside directors at an exercise price equal to the fair market value on the grant date and pursuant to a plan which specifies a maximum number of shares to be issued under the plan. The Committee believes that at the present time it is unlikely that the compensation paid to any named executive officer in a taxable year, which is subject to the deduction limit will exceed $1 million. However, the Committee has determined that stock options granted under the plans with an exercise price at least equal to the fair market value of our common stock on the date of grant will constitute "performance-based compensation" and therefore be excluded from the deduction limitations.


                                                   Compensation Committee

                                                   CARL E. BERG
                                                   ALAN F. SHUGART

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total stockholder return of our common stock during the period from March 31, 2000 to March 31, 2005, compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index, and the NASDAQ Electronic Components Index. The comparison assumes $100 was invested on March 31, 2000 in our common stock and in each of the foregoing indices or on March 31, 2000 in index-including reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG VALENCE TECHNOLOGY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX


                                 GRAPHIC OMITTED


* $100 invested on 3/31/00 in stock or index-including reinvestment of dividends.
  Fiscal year ending March 31.


                                                                                 Cumulative Total Return


                                                            3/31/00     3/31/01     3/31/02     3/31/03     3/31/04     3/31/05

VALENCE TECHNOLOGY, INC.                                     100.00       19.37       12.94        9.12       18.97       13.03
NASDAQ STOCK MARKET (U.S.)                                   100.00       47.07       41.31       21.97       38.41       37.26
NASDAQ ELECTRONIC COMPONENTS                                 100.00       38.25       43.67       22.40       38.13       31.88


CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Except as disclosed in this Proxy Statement, neither the nominees for election as directors, our directors or executive officers, nor any stockholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2005, or which is presently proposed.

In July 1998, we entered into an amended loan agreement with Berg & Berg Enterprises, LLC that allows us to borrow, prepay and re-borrow up to $10 million principal under a promissory note on a revolving basis. The managing member of Berg & Berg is Carl Berg, one of our directors and our principal stockholder. In November 2000, the loan agreement was amended to increase the maximum amount available to borrow to $15 million. As of June 30, 2005, the loan had an outstanding principal balance of $14.95 million. The loan bears interest at one percent over the lender's borrowing rate (approximately 9.0% at June 30, 2005). On July 13, 2005, the parties agreed to extend the loan's maturity date from September 30, 2006 to September 30, 2008 and we granted Berg & Berg a 90-day option, effective October 1, 2006, to require that interest will accrue on the loan as compound interest. As of June 30, 2005, accrued interest on the loan totaled $7.785 million. In fiscal 1999, we issued warrants to purchase 594,031 shares of common stock to Berg & Berg in conjunction with the loan. The warrants expired on June 16, 2004.

In October 2001, we entered into another loan agreement with Berg & Berg. Under the terms of the agreement, Berg & Berg agreed to advance us up to $20 million between the date of the agreement and December 31, 2003. Interest on the loan accrues at 8.0% per annum, payable from time to time. On July 13, 2005, Berg & Berg agreed to extend the maturity date for the loan principal and interest from September 30, 2006 to September 30, 2008 and we granted to Berg & Berg a 90-day option, effective October 1, 2006, to require that interest will accrue on the loan as compound interest. As of June 30, 2005, accrued interest on the loan totaled $5.49 million. In conjunction with the loan, Berg & Berg received a warrant to purchase 1,402,743 shares of the Company's common stock at the price of $3.208 per share. The warrant was exercisable beginning on the date it was issued and on July 13, 2005 the expiration date of the warrants was extended to September 30, 2008.

On June 10, 2003 Berg & Berg committed to provide an additional $10 million equity commitment to supplement an existing $4 million commitment. We drew down $3 million under this commitment on each of March 5, April 19, May 24 and June 28, 2004 and $2 million on July 27, 2004 at the then-current market value of our common stock.

In June 2004, Mr. Berg agreed to provide an additional $20 million backup equity funding commitment. This additional funding commitment was in the form of an equity line of credit and allowed the Company to request Mr. Berg to purchase shares of common stock from time to time at the average closing bid price of the stock for the five days prior to the purchase date. As of June 30, 2005, we have drawn down all amounts available under this funding commitment

On June 30, 2005 the Company drew down $2.5 million from a new $20 million funding commitment with Mr. Berg entered into on June 13, 2005. This draw took the form of a bridge loan, which was repaid in full by the Company on July 13, 2005, including interest at an annual rate of 5.0%.

On July 13, 2005 the Company secured a $20.0 million loan from a third party finance company. The Company utilized $2.5 million of this loan to repay the June 30, 2005 draw from Mr. Berg. In connection with the loan Mr. Berg received warrants to purchase 600,000 shares of the Company's common stock at a price of $3.20 per share.

See "Employment Agreements" for a description of employment agreements between us and our officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of September 15, 2005, by:

     o    Each of our directors;

     o    Each of the named executive officers;

     o    All directors and executive officers as a group; and

     o All other stockholders known by us to beneficially own more than 5% of the outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 89,670,428 shares of common stock outstanding on September 15, 2005. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Valence Technology, Inc., 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730.



                                                                                Beneficial Ownership (1)
                                                                           ------------------------------------
Beneficial Owner                                                             Number of            Percent of
                                                                              Shares                Total
------------------------------------------------------------------------   --------------       ---------------
Carl E. Berg; Berg & Berg Enterprises, LLC; and                               37,045,334            40.2%
       West Coast Venture Capital, Inc. (2)
10050 Bandley Drive, Cupertino, CA 95014
1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee; and Clyde J. Berg
10050 Bandley Drive, Cupertino, CA 95014 (3)                                   8,604,270             9.6%
Alan F. Shugart (4)                                                              571,435              *
Bert C. Roberts, Jr. (5)                                                         570,625              *
Stephan B. Godevais (6)                                                        2,155,925             2.4%
Vassilis G. Keramidas (7)                                                         27,857              *
James R. Akridge (8)                                                             100,000              *
Joseph F. Lamoreux (8)                                                           437,798              *
Kevin W. Mischnick (8)                                                           200,577              *
Roger A. Williams (9)                                                            219,384              *
Thomas F. Mezger                                                                       -              *
Dean Bogues                                                                            -              *
All directors and executive officers as a group (11 persons) (10)             41,336,435            43.2%

*        Indicates less than one percent.

-----------------------

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 89,670,428 shares of common stock outstanding on September 15, 2005, adjusted as required by rules promulgated by the Securities and Exchange Commission.



(2) Includes 350,000 shares held directly by Mr. Berg; 933,055 shares issuable upon exercise of options and warrants held by Mr. Berg that are exercisable by November 14, 2005; 1,525,506 shares held by Berg & Berg Enterprises 401K Plan FBO Carl E. Berg, of which Mr. Berg is the Trustee; 94,000 shares held by Berg & Berg Profit Sharing Plan U/A 1/1/80 FBO Carl E. Berg Basic Transfer, of which Mr. Berg is the Trustee; 1,536,415 shares issuable upon exercise of warrants and 21,984,475 shares held by Berg & Berg Enterprises, LLC, of which Mr. Berg is the sole manager; and 10,621,883 shares held by West Coast Venture Capital, Inc. Mr. Berg has sole voting and dispositive power with respect to 2,902,561 shares and shared voting and dispositive power with respect to 34,142,773 shares. Berg & Berg has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 23,520,890 shares. West Coast Venture Capital, Inc. has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 10,621,883 shares.

(3) Based on information contained in a Schedule 13G filed jointly by 1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee and Clyde J. Berg with the Securities and Exchange Commission on February 14, 2003. The Trust has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 8,129,270 shares. Clyde J. Berg has sole voting and dispositive power with respect to 475,000 shares and shared voting and dispositive power with respect to 8,129,270 shares.

(4) Includes 202,000 shares held by Mr. Shugart and 369,435 shares issuable upon exercise of options that are exercisable by November 14, 2005.

(5) Includes 100,000 shares held by Mr. Roberts, 100,000 shares held indirectly through various entities, 10,000 shares held by his spouse and 360,625 shares issuable upon exercise of options that are exercisable by November 14, 2005.

(6) Includes 365,000 shares held by Mr. Godevais and 1,790,925 shares issuable upon exercise of options that are exercisable by November 14, 2005.

(7) Includes 2,857 shares held by Mr. Keramidas and 25,000 shares issuable upon exercise of options that are exercisable by November 14, 2005.

(8) All shares are issuable upon exercise of options that are exercisable by November 14, 2005.

(9) Includes 12,000 shares held by Mr. Williams and 207,384 shares are issuable upon exercise of options that are exercisable by November 14, 2005.

(10) Includes 5,961,214 shares issuable upon exercise of options and warrants that are exercisable by November 14, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ours. Directors, officers and 10% holders are required by Securities and Exchange Commission's regulations to send us copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to us and the representations made by the reporting persons to us, we believe that during the fiscal year ended March 31, 2005 our directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act.

CODE OF ETHICS

We have adopted a Code of Ethics and Business Conduct applicable to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and all other senior financial executives, and to our directors when acting in their capacity as directors. Our Code of Ethics and Business Conduct is designed to set the standards of business conduct and ethics and to help directors and employees resolve ethical issues. The purpose of our Code of Ethics and Business Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis by means of a toll-free telephone call or an anonymous email. We investigate all concerns and complaints. Copies of our Code of Business Conduct and Ethics are available to investors free of charge upon written request. Any request should be sent by mail to Valence Technology, Inc., 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730, Attn: General Counsel or should be made by telephone by calling General Counsel at (888) 825-3623.

We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and persons performing similar functions and amendments to, or waivers from, any provision which relates to any element of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders for inclusion in our Proxy Statement and proxy form relating to that Annual Meeting must submit the proposal to us at our principal executive offices by March 31, 2006. In addition, in the event we do not receive a stockholder proposal by March 31, 2006, the proxy to be solicited by the Board for the 2006 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2006 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

The Securities and Exchange Commission's rules and regulations provide that if the date of our 2006 Annual Meeting is advanced or delayed more than 30 days from the date of the 2005 Annual Meeting, we must receive stockholder proposals intended to be included in the proxy materials for the 2006 Annual Meeting within a reasonable time before we begin to print and mail the proxy materials for the 2006 Annual Meeting.

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed to the Company for fiscal 2005 and 2004 by Deloitte & Touche LLP, which we refer to as Deloitte:

                                              Year Ended March 31                     Percentage of Services
                                   -------------------------------------------   --------------------------------------
                                          2005                   2004                      2005              2004
-----------------------------      -------------------    --------------------   --------------------------------------
Audit fees                         $      396,238         $      164,000                     45 %               68  %
Audit-related fees                 $       30,374         $        9,500                      3 %                0  %
Tax fees                           $       65,022         $       71,000                      7 %               29  %
All other fees                     $      400,128                      -                     45 %                -  %
                                   -------------------    --------------------   --------------------------------------
Total fees                         $      891,762         $      244,500                    100 %              100   %
                                   ===================    ====================   ======================================


"Audit Fees" billed during fiscal 2005 and 2004 were for professional services rendered for the audit of our financial statements. "Audit-Related Fees" for fiscal 2005 were for services related to reviews of a Form S-3 filed with the Securities and Exchange Commission. "Audit-Related Fees" in fiscal 2004 were for services related to accounting consultation and reviews of a Form S-3 filed with the Securities and Exchange Commission. "Tax Fees" consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. "All Other Fees" in fiscal 2005 were for consulting related to preparation of the Company for documentation of its internal controls under the requirements
Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. The Audit Committee has considered the role of Deloitte & Touche LLP in providing audit, audit-related and tax services to the Company and has concluded that such services are compatible with Deloitte & Touche LLP's role as the Company's independent registered public accounting firm.

The Board engaged Deloitte & Touche LLP, as our registered independent public accounting firm to audit our consolidated financial statements for the fiscal years ended March 31, 2003, March 31, 2004 and March 31, 2005. & Touche LLP has been selected by the Board to serve as our registered independent public accounting firm for fiscal 2006. Representatives of Deloitte are expected to be present at the 2005 Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering, or making available electronically, this Proxy Statement and our 2005 Annual Report to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and Annual Report if previously notified by their bank, broker or other holder. This process by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called "householding." Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the Proxy Statement and Annual Report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker, or other holder.

COPIES OF THIS PROXY STATEMENT AND THE 2005 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, ARE AVAILABLE PROMPTLY WITHOUT CHARGE BY CALLING 512-527-2900, OR BY WRITING TO INVESTOR RELATIONS, VALENCE TECHNOLOGY, INC., 6504 BRIDGE POINT PARKWAY, SUITE 415, AUSTIN, TEXAS 78730. If you are receiving multiple copies of this Proxy Statement and the Annual Report, you also may request orally or in writing to receive a single copy of this Proxy Statement and the Annual Report by calling 512-527-2900, or writing to Investor Relations, Valence Technology, Inc., 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730.

SOLICITATION OF PROXIES

It is expected that the solicitation of proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to beneficial owners. Proxies also may be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.


                                      ON BEHALF OF THE BOARD OF DIRECTORS



                                      /s/ James R. Akridge
                                      ------------------------------------------
                                      James R. Akridge
                                      President and Chief Executive Officer

October 6, 2005
6504 Bridge Point Parkway, Suite 415
Austin, Texas 78730

                            VALENCE TECHNOLOGY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Valence Technology, Inc., a Delaware corporation, hereby nominates, constitutes and appoints James R. Akridge and Thomas F. Mezger, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on Wednesday, November 9, 2005, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE "FOR" ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.  To elect the five nominee as directors:

          |_| Carl E. Berg                   |_| James R. Akridge
          |_| Vassilis G. Keramidas          |_| Bert C. Roberts
          |_| Alan F. Shugart

                |_| FOR ALL NOMINEES LISTED ABOVE

                |_| WITHHELD FOR ALL NOMINEES LISTED ABOVE

        |_| FOR ALL NOMINEES LISTED ABOVE EXCEPT (see instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL NOMINEES LISTED ABOVE EXCEPT" and mark the box next to each nominee you wish to withhold, as shown here: |X|

 ______________________________________________________________________________

     The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

This proxy is solicited by the Board of Directors of Valence Technology, Inc. The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated October 6, 2005 and the accompanying Proxy Statement relating to the Annual Meeting.

                                                     Dated:            _________________________________________

                                                     Signature:        _________________________________________

                                                     Signature:        _________________________________________
                                                     Signature(s) of Stockholder(s)
                                                     (See Instructions Below)


                                                     The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share
                                                     Certificate. If stock is held jointly, all joint owners
                                                     should sign.  When signing as attorney, executor,
                                                     administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full
                                                     corporation name, and give title of signing officer.


|_| Please indicate by checking this box if you anticipate attending the Annual Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE